CITIFUNDS TRUST I
Certificate of Amendment The undersigned,
 constituting a majority of the Trustees of CitiFunds
 Trust I (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust
 Document"), do hereby certify that, in accordance
with the provisions of the Trust Document, the following
 amendment to the Trust Document has been duly adopted
 by the Trustees of the Trust: The name of the series
 of shares of beneficial interests of the Trust
currently designated as "Smith Barney Emerging
Markets Equity Fund" is hereby changed to "Legg
Mason Partners Emerging Markets Equity Fund," and
 all references to such series in the Trust Document
 are hereby amended accordingly. This Amendment
shall become effective on April 7, 2006 at 9:00
a.m. EDT.  [signature page to follow] IN Witness
whereof, the undersigned, being at least a majority
 of the Trustees of the Trust, have executed this
Amendment as of the 31st day of March 2006. Elliott J. Berv Elliott J. Berv, as Trustee
and not individually
 Donald M. Carlton			Donald M. Carlton,
 as Trustee
and not individually A. Benton Cocanougher
		A. Benton Cocanougher, as Trustee and
 not individually Elliott J. Berv
	Mark T. Finn, as Trustee and not individually
R. Jay Gerken			R. Jay Gerken, as
Trustee and not individually  Elliott J. Berv
			Stephen Randolph Gross,
 as Trustee
and not individually(s) Diana R.
Harrington		Diana R. Harrington, as
Trustee and not individually Susan B. Kerley
		Susan B. Kerley, as Trustee and
 not individually Alan G. Merten
	Alan G. Merten, as Trustee and not individually
 R. Richardson Pettit		R. Richardson Pettit,
 as Trustee
and not individually Legg Mason Partners
 Investment Series CitiFunds Trust Amendment to the
 Amended and Restated Declaration of Trust The
undersigned, constituting a majority of the Trustees
of the Legg Mason Partners Investment Series and CitiFunds
 Trust I (each, a "Trust"), each a Massachusetts business trust, acting pursuant to such Trust's Amended and Restated Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, with respect to each Trust, in accordance with the provisions of the Trust Document of the Trust, the following amendments to the Trust Document have been duly adopted by the Trustees
of the Trust: With respect to each series of shares of beneficial interests of the Trust for which "Class Y shares"
 have been established, such Class Y shares are hereby re-designated as "Class I shares", and all references to "Class Y shares" in the Trust's Trust Document are hereby amended accordingly. This Amendment shall become effective on November 20, 2006 at 9:00 a.m. EDT.
[signature page to follow]	IN Witness whereof,
 the undersigned, being at least a majority of
Trustees of the Trust, have executed this Amendment
to the Amended and Restated Declaration of Trust as
of this 20th day of November, 2006.
Elliott J. Berv, as Trustee and not individually
					Donald M. Carlton,
 as Trustee
and not individually A. Benton Cocanougher
		A. Benton Cocanougher, as Trustee and
not individually  Elliott J. Berv
Mark T. Finn, as Trustee
and not individually R. Jay
Gerken			R. Jay Gerken, as Trustee and
not individually Elliott J. Berv
Stephen Randolph Gross, as Trustee and not individually
 Diana R. Harrington		Diana R. Harrington,

as Trustee
and not individually Susan B. Kerley
	 Susan B. Kerley, as Trustee and not individually
Alan G. Merten
Alan G. Merten, as
Trustee and not individually

R. Richardson Pettit, as Trustee and not individually